EXHIBIT LIST

EXHIBIT         DESCRIPTION
-------         -----------
99.1            Signatures

                                                                    EXHIBIT 99.1

This statement on Form 3 is filed by Burns, Philp & Company Limited, Burns Philp Investments Pty Limited and Burns Philp Microbiology Pty Limited.

Name of Designated Filer:                Burns, Philp & Company Limited
Issuer and Ticker Symbol:                Nutrition 21, Inc. (NXXI)
Date of Event Requiring Statement:       July 14, 1989



Burns, Philp & Company Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    ----------------------------------------
    Helen Golding
    Company Secretary and Group Legal Counsel

Burns Philp Investments Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    ----------------------------------------
    Helen Golding
    Secretary

Burns Philp Microbiology Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    ----------------------------------------
    Helen Golding
    Secretary